Exhibit 10.13 - Assignment - Stan Abrams

ASSIGNMENT

     WHEREAS, Stan E. Abrams, Is the sole owner, by assignment; of the Letters Patents Of the United States of America, the United States pending application, and the European application as identified on the EXHIBIT attached hereto, and

     WHEREAS, Nathaniel Energy Corporation, a corporation of the state of Nevada, having a place of business at P.O. Box 69, Castle Rock, CO 80104 is desirous of acquiring the entire right, title and interest in and to the same:

     NOW, THEREFORE, to all whom it may concern, be It known that for and in consideration of the sum of One Dollar ($1.00) paid and other good and valuable consideration, the receipt of which is hereby acknowledged, Stan E. Abrams has sold, assigned, transferred and sat over, and by these presents does sell, assign, transfer and set over, unto the said Nathaniel Energy Corporation, the Letters Patents, U.S. pending application and European application as listed on the attached EXHIBIT; the same to be held and enjoyed by the said Nathaniel Energy Corporation, Its successors, assigns or other legal representatives, for its own use, and for the use of its successors, assigns or other legal representatives, to the end of the term or terms for which said Letters Patents are granted or may be reissued, as fully and entirely as the same would have been held and enjoyed by said Nathaniel Energy Corporation had this assignment and sale not be made.

     AND I do hereby authorize and request the Commissioner of Patent and Trademarks of the United States of America to issue any and all United States patents which may be granted upon said United States applications or any of them, or upon said invention or any part thereof, to said corporation.

     This assignment to Nathaniel Energy Corporation shall become null and void In the event Stan E. Abrams or his son, Brett Abrams, is not an officer and director of said corporation or in the event said corporation becomes bankrupt or insolvent.

IN WITNESS HEREOF, I have hereunto set my hand and affixed my seal this _23rd_ day of _April_, 2002.

                         _/s/_______________
                         Stan E. Abrams

State of _Colorado_
County of _Douglas_

     On this _23rd_ day of April, 2002, before me a Notary Public, personally appeared the above-named, Stan E. Abrams, personally known to me and known to me to be the one who executed the foregoing instrument and subscribed the same in my presence, and acknowledged the same to be his free act and deed.

Maureen M. Dunn
__________________
Notary Public
My commission expires 01/02/05 (SEAL)